EXHIBIT 99.1

UFP Technologies Announces Record Q1 Results

NEWBURYPORT, Mass., May 01, 2024 (GLOBE NEWSWIRE) -- UFP Technologies, Inc. (Nasdaq: UFPT), a designer and custom manufacturer of comprehensive solutions primarily for the medical market, today reported net income of $12.7 million or $1.64 per diluted common share outstanding for its first quarter ended March 31, 2024, compared to net income of $9.7 million or $1.27 per diluted common share outstanding for the first quarter of 2023. Net Sales for the first quarter were $105.0 million compared to 2023 first quarter sales of $97.8 million.

“I am very pleased with our financial results and continued progress on a number of key strategic fronts,” said R. Jeffrey Bailly, Chairman & CEO. “In Q1 we generated 7.4% organic sales growth in both our MedTech and Advanced Components businesses. Operating income and net income grew 24% and 30%, respectively. Our growth in the MedTech space was primarily attributable to an increase in robotic surgery and infection prevention revenue. This more than offset continued softness in other segments such as orthopedics and patient surfaces, where multiple important customers are still taking below-normal levels of product as they work through excess inventory.”

“We strengthened our platform and positioned ourselves for future growth with the addition of new talent and the completion of large long-term customer and vendor agreements,” Bailly said. “Our expansion in the Dominican Republic is largely complete, with most of the start-up inefficiencies related to equipment validation and operator training behind us. This allowed us to revert to a more efficient 2-shift operation, helping to enhance gross margins, which have improved sequentially from our second half of 2023. In addition, our Mexico operation, where sales grew 47% over the prior year, is now a solid contributor to profitability.”

“We also have an exciting pipeline of active acquisition opportunities, with multiple projects already in the due diligence phase,” Bailly said. “Given this, combined with our continued growth, progress on strategic initiatives, and strong balance sheet with only around $34 million in debt, I remain very bullish about our future.”

Financial Highlights:

  Sales for the first quarter increased 7.4% to $105.0 million, from $97.8 million in the first quarter of 2023. First quarter sales to the medical market increased 7.4% to $90.0 million from $83.8 million in the first quarter of 2023. First quarter sales to all other markets increased 7.4% to $15.0 million from $13.9 million in the first quarter of 2023.
  Gross profit as a percentage of sales (“gross margin”) decreased to 28.6% for the first quarter of 2024, from 29.4% in the first quarter of 2023.
  Selling, general, and administrative expenses (“SG&A”) for the first quarter increased 7.0% to $13.9 million compared to $13.0 million in the first quarter of 2023. As a percentage of sales, SG&A decreased to 13.2% in the first quarter of 2024 compared to 13.3% in the first quarter of 2023.
  Operating income for the first quarter of 2024 increased 24.0% to $15.9 million, from $12.8 million in the first quarter of 2023. Adjusted operating income for the first quarter increased 3.0% to $16.2 million from $15.7 million in the first quarter of 2023. See the reconciliation provided in Table 1. Adjusted Operating Income is a financial measure not presented in accordance with generally accepted accounting principles ("GAAP") (a "Non-GAAP Financial Measure"). Please see "Non-GAAP Financial Information" at the end of this news release.
  Net income increased 30.3% to $12.7 million in the first quarter of 2024, from $9.7 million in the first quarter of 2023. Adjusted net income increased 8.6% to $12.9 million in the first quarter of 2024, from $11.9 million in the first quarter of 2023. See the reconciliation provided in Table 2. Adjusted Net Income is a Non-GAAP financial measure. Please see "Non-GAAP Financial Information" at the end of this news release.
  Earnings per share increased to $1.64 per diluted share outstanding in the first quarter of 2024, from $1.27 in the first quarter of 2023.
  Adjusted EBITDA increased 6.5% to $20.7 million from $19.5 million in the first quarter of 2023. See the reconciliation provided in Table 3. EBITDA and adjusted EBITDA are Non-GAAP Financial Measures. Please see "Non-GAAP Financial Information" at the end of this news release.

About UFP Technologies, Inc.

UFP Technologies is a designer and custom manufacturer of comprehensive solutions for medical devices, sterile packaging, and other highly engineered custom products. UFP is an important link in the medical device supply chain and a valued outsource partner to many of the top medical device manufacturers in the world. The Company’s single-use and single-patient devices and components are used in a wide range of medical devices and packaging for minimally invasive surgery, infection prevention, wound care, wearables, orthopedic soft goods, and orthopedic implants.

Consolidated Condensed Statements of Income (in thousands, except per share data) (unaudited)

	Three Months Ended
	March, 31
	2024		2023
Net sales	$105,009		$97,753
Cost of sales	74,926		69,052
Gross profit	30,083		28,701
Selling, general and administrative expenses	13,912		13,006
Change in fair value of contingent consideration	238		2,853
Loss on disposal of fixed assets	9		1
Operating income	15,924	-	12,841
Interest expense, net	631		869
Other (income) expense	(42)		77
Income before income tax expense	15,335		11,895
Income tax expense	2,642		2,156
Net income	$12,693		$9,739

Net income per share	$1.66		$1.28
Net income per diluted share	$1.64		$1.27

Weighted average shares outstanding	7,651		7,592
Weighted average diluted shares outstanding	7,737		7,681

Consolidated Condensed Balance Sheets (in thousands) (unaudited)

	March 31,	December 31,
	2024	2023
Assets:
Cash and cash equivalents	$11,372	$5,263
Receivables, net	61,250	64,449
Inventories	73,900	70,191
Other current assets	4,017	4,730
Property, plant, and equipment, Net	61,931	62,137
Goodwill	113,104	113,263
Intangible assets, net	62,914	64,116
Other assets	19,191	19,987
Total assets	$407,679	$404,136
Liabilities and equity:
Accounts payable	$23,654	$22,286
Current portion of long-term debt	4,000	4,000
Other current liabilities	24,782	31,923
Long-term debt, excluding current installments	30,000	28,000
Other liabilities	30,227	31,836
Total liabilities	112,663	118,045
Total equity	295,016	286,091
Total liabilities and stockholders' equity	$407,679	$404,136

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Such statements include, but are not limited to, statements about the Company’s future financial or operating performance; the continuing operation of the Company’s locations, the maintenance of its facilities and the sufficiency of the Company’s supply chain, inventory, liquidity and capital resources, including increased costs in connection with such efforts; statements about the Company’s acquisition strategies and opportunities and the Company’s growth potential and strategies for growth; statements about the integration and performance of recent acquisitions; statements about the Company’s ability to realize the benefits expected from our pipeline of acquisition opportunities and recently completed acquisitions, including any related synergies; expectations regarding customer demand and the impact of long-term customer and vendor agreements; and any indication that the Company may be able to sustain or increase its sales, earnings or earnings per share, or its sales, earnings or earnings per share growth rates. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company's general ability to execute its business plans; industry conditions, including fluctuations in supply, demand and prices for the Company's products and services due to inflation, the war in Ukraine, or otherwise; risks relating to the Company’s ability to achieve anticipated benefits of acquisitions and other risks; risks relating to delayed payments by our customers and the potential for reduced or canceled orders; risks related to customer concentration; risks relating to our performance and the performance of our counterparties under the agreements we have entered into; risks that our customers will not purchase the expected volume of goods under the agreements we have entered into; risks that we will not achieve expected rebates under our vendor supply agreements that we have entered into; and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in the Company's filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions, or circumstances on which any such statement is based. Forward-looking statements are also subject to the risks and other issues described above under “Use of Non-GAAP Financial Information,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release.

Non-GAAP Financial Information

This news release includes non-generally accepted accounting principles (“GAAP”) performance measures. Management considers Adjusted Operating Income, Adjusted Net Income, EBITDA and Adjusted EBITDA, non-GAAP measures. The Company uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry.

Table 1: Adjusted Operating Income Reconciliation (in thousands)

	Three Months Ended
	March 31,
	2024	2023
Operating income (GAAP)	$15,924	$12,841
Adjustments:
Change in fair value of contingent consideration	238	2,853
Loss on disposal of fixed assets	9	1
Adjusted operating income (Non-GAAP)	$16,171	$15,695

Table 2: Adjusted Net Income and Diluted Common Share Outstanding Reconciliation (in thousands, except per share data)

	Three Months Ended
	March 31
	2024	2023
Net income (GAAP)	$12,693	$9,739
Adjustments (net of taxes):
Change in fair value of contingent consideration	177	2,120
Loss on disposal of fixed assets	7	1
Adjusted net income (Non-GAAP)	$12,877	$11,860

Adjusted Net Income per diluted share outstanding (Non-GAAP)	$1.66	$1.54
Weighted average diluted common shares outstanding	7,737	7,681

Table 3: EBITDA Reconciliation (in thousands)

	Three Months Ended
	March 31,
	2024	2023
Net income (GAAP)	$12,693	$9,739
Income tax expense	2,642	2,156
Interest expense, net	631	869
Depreciation	1,899	1,671
Amortization of intangible assets	1,099	1,106
EBITDA (Non-GAAP)	$18,964	$15,541
Adjustments:
Share based compensation	1,513	1,056
Change in fair value of contingent consideration	238	2,853
Loss on disposal of fixed assets	9	1
Adjusted EBITDA (Non-GAAP)	$20,724	$19,451